      In the printed proxy statement, which was mailed to stockholders, the text between asterisks is underlined and the text between brackets appears as though crossed out.

                                                                    EXHIBIT A

                  The Proposed Additions are Underscored and
             the Proposed Deletions Appear as though Crossed Out

                                   *FORM OF

                            AMENDED AND* RESTATED

                        CERTIFICATE OF INCORPORATION

                                     OF

                     DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.

   We, the President and Secretary of Diagnostic/Retrieval Systems, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

       The original Certificate of Incorporation of Diagnostic/Retrieval Systems, Inc. (the "Corporation") was filed with the Secretary of State of the State of Delaware on November 8, 1968.

       [On August 29, 1974 an amendment to the Corporation's Certificate of Incorporation was filed striking the existing Article FOURTH and substituting in its place a new Article FOURTH which provided for a decrease in the number of authorized shares of stock of the Corporation.]

       This *Amended and* Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

       This *Amended and* Restated Certificate of Incorporation has been duly adopted [by the Board of Directors at a special meeting held on November 19, 1980 and approved by the required number of stockholders of the Corporation at a special meeting of Stockholders held on December 16, 1980,] all in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

   *Upon the filing (the "Effective Time") of this Amended and Restated Certificate of Incorporation pursuant to the Delaware General Corporation Law, each share of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and each share of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), shall be reclassified as and changed into one validly issued, fully paid and non-assessable share of Common Stock authorized by subparagraph (a) of Article FOURTH, without any action by the holder thereof. Each certificate that theretofore represented a share or shares of Class A Common Stock or Class B Common Stock shall thereafter represent that number of shares of Common Stock into which the share or shares of Class A Common Stock or Class B Common Stock represented by such Certificate shall have been reclassified.*

   FIRST: The name of the corporation (hereinafter called the "corporation") is Diagnostic/Retrieval Systems, Inc.

   SECOND: The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is Wilmington, County of New Castle (19905) [229 South State Street, City of Dover, County of Kent (19901)]; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

   THIRD: The nature of the business and of the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

   To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed pro-party of any and all kinds, together with the components, resultants, and by-products thereof.

   To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

   To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, chooses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of, and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity.

   To apply for, register, obtain, purchase, lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses, franchises and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner, deal with and contract with reference to:

   (a) inventions, devices, formulae, processes and any improvements and modifications thereof;

   (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United States of America and of any foreign country, and all rights connected therewith or apper taining thereunto;

   (c) franchises, licenses, grants and concessions.

   To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

   To make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

   To acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

   To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

   To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

   To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

   To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association or any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

   To draw, make, accept, endorse, discount, execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

   To purchase, receive, take, reacquire or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall now use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

   To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other state of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

   To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments.

   To promote and exercise all or any part of the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to, or expedient for, the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

   The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

   FOURTH: (a) The aggregate number of shares of *capital* stock which the corporation is authorized to issue is [32,000,000 shares] *22,000,000* consisting of: [(i) 10,000,000 shares which are designated Class A] *20,000,000 shares of* Common Stock [and have] *each having* a par value of $0.01 per share [; (ii) 20,000,000 shares which are designated Class B Common Stock and have a par value of $0.01 per share; and (iii) 2,000,000 shares which are designated Preferred Stock and have] *and 2,000,000 shares of Preferred Stock each having* a par value of $10.00 per share.

   (b) No holder of shares of stock of the corporation of any class now or hereafter authorized shall be entitled as of right to purchase or subscribe for any part of any unissued shares of stock of the corporation of any class now or hereafter authorized or any additional shares of stock to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation of any class now or hereafter authorized, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

   (c) The Board of Directors hereby is vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such powers, designations, preferences and relative, participating or optional or other special rights and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of shares of such series. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

   (1) the number of shares to constitute such series and the designations thereof;

   (2) the voting power, if any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote; provided, however, that the Board of Directors shall not create any series of Preferred Stock with more than one vote per share[, or with voting rights which would limit, reduce or otherwise abridge the rights of the holders of Class B Common Stock set forth in paragraphs (d)(2)(A) and
(d)(2)(D) of this Article FOURTH];

   (3) the rate of dividends, if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

    (4) whether or not such series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

   (5) the extent, if any, to which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

   (6) the rights, if any, of such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

   (7) whether or not the shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible.

   [(d) The shares of Class A Common Stock and the shares of Class B Common Stock shall be identical in all respects and shall have equal rights and privileges, except as follows. The relative rights, preferences and limitations of the Class A Common Stock and Class B Common Stock are as follows:

(1) DIVIDENDS AND DISTRIBUTIONS.

   So long as any shares of Class B Common Stock are outstanding, the Board of Directors of the corporation shall not (A) declare any dividends in cash or other property with respect to shares of the Class A Common Stock unless an equal dividend per share, payable in the same consideration, shall have been declared with respect to the outstanding shares of the Class B Common Stock and set aside for payment, or (B)(i) declare any dividend payable in securities of the corporation, or (ii) distribute any rights or warrants to purchase securities of the corporation, with respect to shares of the Class A Common Stock unless at the same time it declares an equivalent dividend or makes an equivalent distribution with respect to the shares of Class B Common Stock so as to maintain, as nearly as may be practicable, the relative voting and other rights of the holders of each class immediately before such action. So long as any shares of the Class B Common Stock are outstanding, the corporation shall not combine, subdivide or reclassify the outstanding shares of the Class A Common Stock or the Class B Common Stock unless at the same time it takes such action as may be necessary with respect to the outstanding shares of the other class so as to maintain, as nearly as may be practicable, the relative voting and other rights of the holders of shares of each class immediately before such action. The Board of Directors of the corporation may declare a dividend in cash, property or securities with respect to shares of the Class B Common Stock without declaring a dividend with respect to shares of the Class A Common Stock.

(2) VOTING.

   (A) Subject to paragraph (d)(2)(E), at all meetings of stockholders at which directors are to be elected, holders of shares of Class B Common Stock, voting as a separate class, shall be entitled to elect that number of directors which shall constitute one-fourth of the whole Board and, if the application of such fraction does not result in a whole number, then the holders of shares of Class B Common Stock shall be entitled to elect the next higher whole number of directors as is at least one-fourth of the whole Board. The directors elected by the holders of shares of Class B Common Stock shall be designated "Class B directors." Class B directors shall be elected at the first meeting of stockholders called for the purpose of electing directors following the issuance of any shares of Class B Common Stock. Each Class B director shall be elected for a term to expire at the next ensuing annual meeting of stockholders after his or her election, and until his or her successor is elected and qualified.

   (B) Holders of shares of Class A Common Stock, voting as a separate class, shall be entitled to elect all of the directors other than those to be elected by the holders of shares of Class B Common Stock, voting as a separate class; provided, however, that if, as of the record date for any meeting of stockholders at which directors are to be elected, the number of outstanding shares of Class A Common Stock is less than 875,000, or the provisions of paragraph (d)(2)(E) are applicable, then the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock, voting together as a single class, shall be entitled to elect all of the directors (other than those to be elected by the holders of shares of Class B Common Stock, voting as a separate class, if any), with the holders of shares of Class A Common Stock entitled to cast one vote per share and the holders of shares of Class B Common Stock entitled to cast one-tenth vote per share. Such directors elected by the holders of shares of Class A Common Stock, voting as a separate class, or the holders of Class A Common Stock and Class B Common Stock voting together as a single class, as the case may be, shall be designated "Class A directors."

   (C) The holders of shares of Class A Common Stock shall be entitled to vote as a separate class to remove any Class A director and the holders of shares of Class B Common Stock shall be entitled to vote as a separate class to remove any Class B director; provided, however, that directors of either class may be removed only upon a showing of good cause by the affirmative vote of the holders of 60 percent of the outstanding shares of such class entitled to vote at any meeting called for such purpose.

   (D) Any vacancy in the office of a Class A director may be filled by a vote of the holders of shares of Class A Common Stock voting as a separate class and, subject to paragraph (d)(2)(E), any vacancy in the office of a Class B director may be filled by a vote of the holders of shares of Class B Common Stock voting as a separate class. Notwithstanding anything to the contrary herein, any vacancy in the office of a director elected by either class may be filled by the vote of the majority of the remaining directors in such class, by the sole remaining director in such class or, in the event that there are no remaining directors in such class, by the vote of the majority of the directors in the other class or by the sole director in such other class, regardless, in each instance, of any quorum requirements set forth in the By-Laws of the corporation. Any director elected to fill a vacancy in the office of a Class B director shall serve until the following annual meeting of stockholders and until his or her successor is elected and qualified. Any director elected to fill a vacancy in the office of a Class A director shall serve until the next annual meeting of stockholders at which directors of the subclass for which such director shall have been chosen are to be elected, and until his or her successor is elected and qualified. Newly created directorships may be filled by the Board of Directors; provided, however, that, subject to paragraph (d)(2)(E), so long as any shares of Class B Common Stock are outstanding, the Board of Directors may be so enlarged only if at least one-fourth of the whole Board as enlarged consists of Class B directors, including Class B directors appointed to fill vacancies.

   (E) The holders of shares of Class B Common stock will not have the rights to elect directors set forth in paragraphs (d)(2)(A) and (d)(2)(D) if, as of the record date for any meeting of stockholders at which directors are to be elected, the number of outstanding shares of Class B Common Stock is less than 10 percent of the aggregate number of outstanding shares of Class A Common Stock and Class B Stock. In such case, all directors to be elected at any such meeting shall be elected by the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock voting together as a single class, with the holders of shares of Class B Common Stock entitled to cast one-tenth vote per share and the holders of shares of Class A Common Stock entitled to cast one vote per share.

   (F) Except as specified above in this paragraph (d)(2) or as otherwise required by law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class, with the holders of Class A Common Stock entitled to cast one vote per share and the holders of Class B Common Stock entitled to cast one-tenth vote per share.

   (G) Notwithstanding anything in this paragraph (d)(2) to the contrary, the holders of shares of Class A Common Stock shall have exclusive voting power on all matters at any time when no shares of Class B Common Stock are issued and outstanding, and vice versa.

(3) CONVERSION.

   Any whole number of shares of Class A Common Stock may be converted at any time by the holder thereof into fully paid and nonassessable shares of Class B Common Stock at the rate of one share of Class B Common Stock for each share of Class A Common Stock surrendered for conversion. Any such conversion may be effected by surrendering the certificate or certificates for the shares of Class A Common Stock to be converted, duly endorsed, at the office of the transfer agent for the Class A Common Stock, together with a written notice in form acceptable to the corporation that the holder elects to convert all or a specified number of the shares of Class A Common Stock represented by such certificate or certificates. Promptly thereafter, the corporation shall cause to be issued and deliver to such holder a certificate or certificates for the number of shares of Class B Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made at the close of business at the date of such surrender and the person or persons entitled to receive the shares of Class B Common Stock issuable on such conversion shall be treated for all purposes as the record holder or holders of such shares of Class B Common Stock on that date.

   Upon this Certificate of Amendment becoming effective, (i) each outstanding share of the Common Stock, $.01 par value, of the corporation will be converted, automatically and without more, into one share of Class A Common Stock, and (ii) each of the directors designated Class I directors, Class II directors and Class III directors will be reclassified Class A-I directors, Class A-II directors and Class A-III directors, respectively.]

   FIFTH: The corporation is to have perpetual existence.

   SIXTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

   SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

   1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

   2. [Class A] Directors *are and* shall* continue to* be divided into three subclasses[, which shall be designated]. *As of the date hereof, the subclasses* Class A-I, Class A-II and Class A-III *shall be designated Class I, Class II and Class III, respectively*. The number of directors in each subclass shall continue to be determined by the Board of Directors and shall consist of as nearly equal a number of directors as possible. The term of Class [A] I directors *initially* shall expire at the annual meeting of stockholders [ensuing after the annual meeting of stockholders] held in [1983] *1996*; the term of Class [A] II directors *initially* shall expire at the [second] *next* ensuing annual meeting of stockholders; and the term of Class [A] III directors *initially* shall expire at the [third] *second* ensuing annual meeting of stockholders. In the case of each [sub]class, the directors shall serve until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors of the respective class whose term expires shall be elected, and the directors chosen to succeed those whose terms shall have expired shall be elected to hold office for a term to expire at the third ensuing annual meeting of stockholders after their election, and until their respective successors are elected and qualified.

   *Any vacancy in the office of a director may be filled by the vote of the majority of the remaining directors, regardless of any quorum requirements set forth in* the By-Laws of the corporation.* Any director elected to fill a vacancy in the office of director shall serve until the next annual meeting of stockholders at which directors of the class for which such director shall have been chosen are to be elected, and until his or her successor is elected and qualified. Newly created directorships may be filled by the Board of Directors.

   3. In furtherance and not in limitation of the powers conferred by statute, *the power to adopt, alter, or repeal* the By-Laws of the Corporation* shall be vested in the Board of Directors as well as the stockholders; [provided, however, that any provision relating to the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be as set forth in the certificate of incorporation.]* stockholders may not make, adopt, alter, amend, change or repeal the By-Laws of the Corporation except upon the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of the outstanding stock of the Corporation entitled to vote thereon.*

   [3] *4*. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no out standing share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders, except as [the provisions of paragraph (d)(2) of Section 242 of the General Corporation Law and of sections 251, 252 and 253 of the General Corporation
Law shall otherwise require] *required by law*; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

   [4. Any action which may be taken at any] *5. Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation to the contrary, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called* annual or special meeting of [the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which the holders of all shares entitled to vote thereon were present and voted, and, provided, that prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.] *such stockholders and may not be taken by written consent without such a meeting.*

   [5] *6*. No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or [omission] *omissions* not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this subsection 6 to Article SEVENTH shall apply to or have any effect on the liability or alleged liability of [and] *any* director of the [Corporation] *corporation* for or with respect to any acts or omissions of such director occurring prior to such amendment.

   EIGHTH: (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at, or participates in, the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

   (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or

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    (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

   (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

   (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

   NINTH: (a) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create an assumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

   (b) The corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

   (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

   (d) Any indemnification under paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

   (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the

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Board of Directors in the specific case upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

   (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

   (g) The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

   TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws and by this certificate of incorporation. [No amendment to this certificate of incorporation shall alter, change or repeal any of the provisions of paragraph (c)(2), (d)(1) or (d)(2) of Article FOURTH hereof unless such amendment shall receive the affirmative vote of the holders of not less than 60 percent of the outstanding shares of both the Class A Common Stock and the Class B Common Stock, with each class voting separately as a class.] All rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.









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    IN WITNESS WHEREOF, we have duly executed this certificate on behalf of
the corporation this [16th day of      , 1980.] *26th day of March, 1996.*


                                          -----------------------------------
                                               [David E. Gross, President]

                                          *Mark S. Newman*

                                          *Chairman of the Board,*

                                          *President and Chief
                                          Executive Officer*












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